Exhibit 10.2



                              MANAGEMENT AGREEMENT


            THIS AGREEMENT made effective April 29, 2009


BETWEEN:

            LOGAN SOUND INC., a company duly incorporated pursuant to the laws of Nevada with an office located at British Columbia with an office located at 1 Hunter St. East, Suite G100, Hamilton, Ontario L8N 3W1

            (the "Company")

                                                               OF THE FIRST PART

AND:

            KEN LOGAN, of 1 Hunter St. East, Suite G100, Hamilton, Ontario L8N
3W1


            (the "Manager")

                                                              OF THE SECOND PART

W H E R E A S:

A. The Company is engaged in the business of guitar effects pedal manufacturing and requires the services of a manager to fulfill the day to day responsibilities imposed on the Company; and

B. The Manager has agreed to act as manager of the Company and to provide his services as to the Company;

            NOW   THEREFORE  THIS  AGREEMENT  WITNESSETH   that   for   and   in
consideration of the premises, the mutual covenants and agreements herein contained the parties hereto hereby agree as follows:

1. The Company hereby agrees to retain the services the Manager for a period of one year commencing on the date of this agreement and continuing thereafter from month to month unless and until terminated as hereinafter provided.

2. The Manager shall serve the Company, and any subsidiaries from time to time owned by the Company, in such capacity or capacities and shall perform such duties and exercise such powers as may from time to time be determined by resolution of the Board of Directors of Company.

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3.          Notwithstanding the control vested in the Board  of  Directors  with respect to the activities of the Manager, the Manager shall have from the date of commencement of this Agreement, the authority and responsibility to deal with the following subject matters:

      (a) overseeing the Company's general operations, including component purchasing, guitar effects pedal manufacturing, sales and marketing;

      (b) arranging for and securing financings for the Company as may be permitted by regulatory bodies;

      (c) arranging for timely disclosure of all material facts in the affairs of the Company;

      (d) arranging for the collection of all receivables and revenue to be obtained by the Company;

      (e)   negotiating for and concluding all Company contracts;

      (f)   establishing and maintaining suitable banking relations;

      (g)   ensuring the maintenance of proper accounting records;

      (h)   arranging for payment of all payables of the Company;

      (i)   perusing and replying to all corporate inquiries and correspondence;

      (j) securing and obtaining for the benefit of the Company competent tax advice, legal advice and services and accounting services; and

      (k) all such other duties as may be imposed upon the Manager from time to time due to the nature of the Company's business.

4. The remuneration of the Manager for the services hereunder shall be at the rate USD$2,300.00 per month. All payments pursuant to this Agreement shall be payable by the last business day of each calendar month, the first such instalment to be payable on the 29th day of April 2009.

5. The Manager shall be reimbursed for all travelling and out-of-pocket expenses actually and properly incurred by it in connection with its duties hereunder. In respect of expenses, the Manager shall provide statements and vouchers to the Company as and when required by the Company.

6. Any notice required or permitted to be given hereunder to the Manager or to the Company shall be delivered or sent by facsimile, addressed to the Manager or the Company at their

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respective offices from time to time in existence.

7. Following the initial one year term of this Agreement, either party may terminate the Agreement, with or without cause, on ninety (90) days written notice to the other party.

8.          The   provisions   of  this  Agreement  shall  be  governed  by  and
interpreted in accordance with the laws of the State of Nevada.

            IN WITNESS WHEREOF, the parties hereto have hereunto caused these presents to be executed, as of the day and year first above written.


LOGAN SOUND INC.

per: /s/ Ken Logan                         /s/ Ken Logan
_____________________________              ____________________________
Authorized Signatory                       KEN LOGAN